UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2019

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

9635 Granite Ridge Drive, Suite 100 San Diego, California		92123
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

We held our 2019 Annual Meeting of Stockholders on October 14, 2019 (the “Annual Meeting”), in which our Stockholders approved the three proposals listed below and voted against the fourth proposal. Based on the report of the Inspector of Elections for the Annual Meeting, 14,206,408 shares out of 19,941,000 shares outstanding and entitled to vote, or approximately 71.24%, were present at the meeting, in person or by proxy. The final results for the votes regarding each proposal are set forth in the following tables. Each of these proposals is described in detail in the proxy statement.

1.	Elect six members of the Board of Directors. All of the nominees were elected.

Name	Votes For	Votes Against	Abstentions
Edward G. Broenniman	3,184,665	761,659	375,170
Guy F. Cipriani	3,825,786	120,538	378,170
Charles J. Fisher, Jr., MD	3,828,980	121,314	371,200
Sabrina Martucci Johnson	3,400,318	545,851	375,325
T.C., Rodell, MD, FCCP	3,812,532	137,644	371,318
Chetan S. Shah, MD	4,022,279	131,504	167,711

2.	Ratify the appointment of Squar Milner LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2020. The resolution was approved.

Votes For	Votes Against	Abstentions
13,828,122	300,183	78,103

3.	Approve a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-15, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date as determined by our Board of Directors in its sole discretion. The resolution was approved.

Votes For	Votes Against	Abstentions
12,490,794	1,652,922	62,692

4.	Approve the amendment and restatement of our articles of incorporation, as amended. The resolution was not approved.

Votes For	Votes Against	Abstentions
3,930,837	323,095	67,562

No adjournment of the Annual Meeting was necessary.

Item 8.01 Other Events.

Following approval by our stockholders of proposal number three at the Annual Meeting, on October 14, 2019, our Board of Directors unanimously approved a reverse stock split of all issued and outstanding shares of our common stock, at a ratio of 1-for-15, pursuant to Nevada Revised Statutes (“NRS”) 78.2055. The reverse stock split was implemented at 5:00 p.m. Eastern Time thereafter, on October 14, 2019 (the “Effective Time”).

The terms of the reverse stock split are such that every 15 shares of the Company’s issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock, without any change in par value per share. As a result of the reverse stock split, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s equity compensation plans immediately prior to the Effective Time will be reduced proportionately.

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No fractional shares will be issued in connection with the reverse stock split. Stockholders will be issued one whole share of common stock in exchange for any fractional interest that such stockholder would have otherwise received as a result of the reverse stock split. The reverse stock split will affect all stockholders proportionately and will not affect any stockholder’s percentage ownership of the Company’s common stock, except to the extent that the reverse stock split results in any stockholder owning an additional share.

The Company’s common stock will begin trading on a split-adjusted basis commencing upon market opening on The Nasdaq Capital Market on October 15, 2019. The new CUSIP number for the Company’s common stock following the reverse stock split is 00808Y307.

On October 14, 2019, the Company issued a press release announcing the reverse stock split. A copy of that press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 14, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aethlon Medical, Inc.

Dated: October 14, 2019	By:	/s/ James B. Frakes
James B. Frakes Chief Financial Officer

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